UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PENNANTPARK INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	20-8250744
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)

590 Madison Avenue, 15th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.25% Senior Notes due 2025	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-172524

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are 6.25% Senior Notes due February 1, 2025 (the “Notes”) of PennantPark Investment Corporation, a Maryland corporation (the “Company”).

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Our Debt Securities” in the Company’s prospectus dated January 6, 2012 (the “Prospectus”) included in the Registration Statement on Form N-2 (File No. 333-172524) (as amended from time to time, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), and the information under the heading “Specific Terms of the Notes and the Offering” in the Company’s prospectus supplement dated January 16, 2013 (the “Prospectus Supplement”), as filed with the Commission on January 18, 2013 pursuant to Rule 497 under the Securities Act. The Prospectus and the Prospectus Supplement are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.

4.1	Base Indenture, dated as of January 22, 2013, relating to the 6.25% Senior Notes due 2025, between the Registrant and American Stock Transfer & Trust Company, LLC, as trustee (Incorporated by reference to Exhibit (d)(8) to the Registrant’s Post-Effective Amendment No. 4 to the Registration Statement on Form N-2/A (File No. 333-172524), filed on January 22, 2013).

4.2	First Supplemental Indenture, dated as of January 22, 2013, relating to the 6.25% Senior Notes due 2025, between the Registrant and American Stock Transfer & Trust Company, LLC, as trustee (Incorporated by reference to Exhibit (d)(9) to the Registrant’s Post-Effective Amendment No. 4 to the Registration Statement on Form N-2/A (File No. 333-172524), filed on January 22, 2013).

4.3	Form of 6.25% Senior Notes due 2025 (included as part of Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PENNANTPARK INVESTMENT CORPORATION (Registrant)

Dated: January 24, 2013	By:	/s/ Aviv Efrat
	Name:	Aviv Efrat
	Title:	Chief Financial Officer & Treasurer

Exhibit Index

Exhibit No.

4.1	Base Indenture, dated as of January 22, 2013, relating to the 6.25% Senior Notes due 2025, between the Registrant and American Stock Transfer & Trust Company, LLC, as trustee (Incorporated by reference to Exhibit (d)(8) to the Registrant’s Post-Effective Amendment No. 4 to the Registration Statement on Form N-2/A (File No. 333-172524), filed on January 22, 2013).

4.2	First Supplemental Indenture, dated as of January 22, 2013, relating to the 6.25% Senior Notes due 2025, between the Registrant and American Stock Transfer & Trust Company, LLC, as trustee (Incorporated by reference to Exhibit (d)(9) to the Registrant’s Post-Effective Amendment No. 4 to the Registration Statement on Form N-2/A (File No. 333-172524), filed on January 22, 2013).

4.3	Form of 6.25% Senior Notes due 2025 (included as part of Exhibit 4.2).